PRESS RELEASE

Contact:	Gary T. Jolliffe
President and Chief
Executive Officer
MSB Financial Corp.
(908) 647-4000

MSB Financial Corp.
1902 Long Hill Road
Millington, New Jersey  07946

FOR IMMEDIATE RELEASE

Millington, New Jersey – November 9, 2010 - MSB Financial Corp. (NASDAQ:  “MSBF”), the holding company of Millington Savings Bank, announced that its 2010 Annual Meeting of Stockholders was held yesterday, November 8, 2010.  At the meeting, E. Haas Gallaway, Jr., W. Scott Gallaway and Michael A. Shriner were reelected as directors.  Stockholders also ratified the appointment of ParenteBeard, LLC as the Company’s independent auditor for the fiscal year ending June 30, 2011